UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2018

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders
The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2018, Robert Henderson and the Company entered into a Second Amended and Restated Employment Agreement whereby Mr. Henderson will continue to serve as Vice Chairman of the Company. The Employment Agreement replaced Mr. Henderson’s Amended and Restated Employment Agreement dated December 14, 2016. The primary purpose of the amendments contained in the Employment Agreement as compared to the prior employment agreement is to change the vesting terms on which Mr. Henderson’s options provided in lieu of cash compensation for salary and bonus will vest.

The term of the Employment Agreement is unchanged and will expire on December 31, 2018, unless earlier terminated by the Company or Mr. Henderson; there is no right of automatic renewal. The Employment Agreement continues to contemplate that Mr. Henderson will spend about three-quarters of his working time working for the Company. The Employment Agreement continues to provide Mr. Henderson with equity compensation in lieu of cash compensation for salary and bonus. Specifically, the Employment Agreement continues to provide that Mr. Henderson will receive $10,000 in cash to cover his employee co-premiums for health benefits and related taxes and a grant of options to purchase 7,600 shares of Company common stock in lieu of salary for calendar year 2018 (which were granted in November 2017). In addition, Mr. Henderson continues to be entitled to participate in the Company’s annual incentive plan with a target of 5,900 shares of Company common stock for fiscal year 2018, as adjusted by the percentage greater than or less than the annual incentive plan would yield as compared to target incentive. These provisions did not change materially from the prior employment agreement.

The Employment Agreement was amended such that options granted in lieu of salary and bonus will vest, 40% immediately, and, to the extent the performance criteria is met, 40% at completion of the first fiscal year after the grant and 20% after the second fiscal year after the grant. These options continue to include provisions with regard to post-employment vesting upon termination of employment by reason of death, disability, good reason, without cause or retirement (each as defined in the Employment Agreement). Mr. Henderson continues to be entitled to participate in the Company’s stock option plan and the other employee benefit plans, programs and arrangements that the Company may maintain from time to time for its senior officers.

The Employment Agreement continues to provide that if Mr. Henderson is terminated for any reason, he will be entitled to payment of any accrued but unpaid base salary through the termination date, any unreimbursed expenses, an amount for accrued but unused sick and vacation days, and benefits owing to him under the benefit plans and programs sponsored by the Company. In addition, if Mr. Henderson’s employment is terminated without cause, if he terminates his employment for customary good reasons, or if his employment terminates due to his death or disability, the Company will pay him, in substantially equal installments over a 12-month period, an amount equal to one times his salary plus one times the greater of the all of the bonuses paid or payable to him for the prior fiscal year (excluding any extraordinary bonus) or the target bonuses for the year in which his employment terminates, determined in accordance with the Company’s bonus program(s) if any, plus 18 times the difference of the monthly COBRA continuation coverage rate and the monthly cost of coverage to Mr. Henderson as of the date of termination. For purposes of severance, Mr. Henderson’s annual salary will be deemed to be $520,000. These provisions did not change materially from the prior employment agreement.

The Employment Agreement also includes non-competition, non-solicitation provisions, confidentiality and indemnity consistent with Mr. Henderson’s prior agreement. These provisions did not change from the prior employment agreement.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by the full text of the Second Amended and Restated Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 25, 2018, the Board of Directors of the Company adopted the Third Amended and Restated Bylaws (the “Bylaws”) (i) to implement “proxy access” to permit a stockholder or a group of up to 20 stockholders owning 3% or more of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders director nominees constituting the greater of two or 20% of the Board, subject to certain limitations, if such nominating stockholder and nominee satisfy the applicable requirements specified in Article III, Section 4 of the Bylaws; (ii) to make certain conforming and technical changes to the advance notice provisions concerning the procedures that stockholders must comply with in order to nominate directors; and (iii) to make certain other non-substantive changes.
This summary of the amendments is qualified in its entirety by reference to the complete copy of Bylaws, a copy of which is filed herewith as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

3.1	Third Amended and Restated Bylaws of TransDigm Group Incorporated

10.1	Second Amended and Restated Employment Agreement, dated January 25, 2018, between TransDigm Group Incorporated and Robert Henderson

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ James Skulina
James Skulina
Executive Vice President and Interim Chief Financial Officer

Date: January 30, 2018

Exhibit Index

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of TransDigm Group Incorporated

10.1	Second Amended and Restated Employment Agreement, dated January 25, 2018, between TransDigm Group Incorporated and Robert Henderson

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